EXHIBIT 21.1

                               RYDER SYSTEM, INC.

                       SUBSIDIARIES AS OF FEBRUARY 1, 1999

                                                              STATE/COUNTRY OF
NAME OF COMPANY                                               INCORPORATION
---------------                                               ----------------

Associated Ryder Capital Services, Inc.                       Florida
Associated Ryder Capital Services LLC                         Delaware
ATE Management of Duluth, Inc.                                Minnesota
Cape Area Transportation Systems, Inc.                        Massachusetts
Central Virginia Transit Management Company, Inc.             Virginia
Commuter Services, Inc.                                       Virginia
Companhia Transportadora e Comercial Translor                 Brazil
Disposition Holding Corp.                                     Florida
Far East Freight, Inc.                                        Florida
Forrest Rental Services Limited                               England
H.N.S. Management Company, Inc.                               Connecticut
Manufacturing Holding Corp.                                   Florida
Merrimack Valley Area Transportation Co., Corp.               Massachusetts
Mid-South Transportation Management, Inc.                     Tennessee
Mitchell Self Drive Limited                                   England
Network Sales, Inc. (1)                                       Tennessee
Network Vehicle Central, Inc.                                 Florida
Northern Carriers, Inc.                                       Illinois
Old Dominion Transit Management Company                       Virginia
Paratransit Brokerage Services, Inc.                          Massachusetts
Parking Management of Southwest Virginia, Inc.                Virginia
Phaseking Limited                                             England
Road Master, Limited                                          Bermuda
RSI Acquisition Corp.                                         Delaware
RSI Holding B.V.                                              Netherlands
RSI Purchase Corp.                                            Delaware
RTA Transit Services, Inc.                                    Massachusetts
RTR Leasing I, Inc.                                           Delaware
RTR Leasing II, Inc.                                          Delaware
Rycom 1, LLC                                                  Delaware
Rycom 2, LLC                                                  Delaware
Ryder Airport Operations Corp.                                Florida
Ryder Argentina S.A.                                          Argentina
Ryder/ATE, Inc. (2)                                           Delaware
Ryder Capital S.A. de C.V.                                    Mexico
RYDERCORP                                                     Florida
RYDERCORP, Inc.                                               Delaware
Ryder de Mexico S.A. de C.V.                                  Mexico
Ryder Dedicated Capacity, Inc.                                Tennessee
Ryder Dedicated Logistics, Inc.                               Delaware
Ryder Dedicated Logistics Limited                             England

                                Page 1 of 4 Pages

Ryder Deutschland GmbH                                        West Germany
Ryder Distribution Services Limited                           England
Ryder do Brasil Ltda.                                         Brazil
Ryder Driver Leasing, Inc.                                    Florida
Ryder Energy Distribution Corporation                         Florida
Ryder (Europe) Limited                                        England
Ryder Funding LP                                              Delaware
Ryder Holding, LLC                                            Delaware
Ryder Integrated Logistics Limited                            England
Ryder Integrated Logistics, Inc. (3) (4)                      Delaware
Ryder International Acquisition Corp.                         Florida
Ryder International, Inc.                                     Florida
Ryder Lease Co. 1, Inc.                                       Florida
Ryder Lease Co. 2, Inc.                                       Florida
Ryder Mexicana, S.A. de C.V.                                  Mexico
Ryder Netherlands B.V.                                        Netherlands
Ryder Pension Fund Limited                                    England
Ryder Plc                                                     England
Ryder Polska Sp. z o.o.                                       Poland
Ryder Public Transportation Services, Inc.                    Florida
Ryder Puerto Rico, Inc.                                       Delaware
Ryder Realty, Inc.                                            Delaware
Ryder Services Corporation (5)                                Florida
Ryder Servicios do Brasil Ltda.                               Brazil
Ryder Servicios S.A. de C.V.                                  Mexico
Ryder St. Louis Redevelopment Corporation                     Missouri
Ryder Student Transportation Services, Inc. (6)               Florida
Ryder System B.V.                                             Netherlands
Ryder System Holdings (UK) Limited                            England
Ryder System Limited                                          England
Ryder Transport Services Limited                              England
Ryder Transportation Limited                                  England
Ryder Truck Rental, Inc. (7)                                  Florida
Ryder Truck Rental I LLC                                      Delaware
Ryder Truck Rental II LLC                                     Delaware
Ryder Truck Rental III LLC                                    Delaware
Ryder Truck Rental I LP                                       Delaware
Ryder Truck Rental II LP                                      Delaware
Ryder Truck Rental Canada Ltd. (8)                            Canada
Ryder Truck Rental Limited                                    England
Ryder Truck Rental LT                                         Delaware
Ryder Truckstops, Inc.                                        Florida
Ryder Vehicle Lease Trust 1998-A                              Delaware
Ryder Vehicle Leasing & Sales Corp.                           Barbados
Ryhert Holding, Inc.                                          Delaware
Rymar Holding, Inc.                                           Delaware
Rynew 1, Inc.                                                 Delaware
Rynew 2, Inc.                                                 Delaware
Ryvof Holding, Inc.                                           Delaware
Saunders Leasing System of Canada Limited - BEING DISSOLVED   Canada
Seacoast Management Company, Inc.                             New Hampshire

                                Page 2 of 4 Pages

Southwestern Virginia Transit Management Company, Inc.        Virginia
Spring Hill Integrated Logistics Management, Inc.             Delaware
Surplus Property Holding Corp.                                Florida
Tandem Transport, L.P.                                        Georgia
Transit Management Company of Laredo                          Texas
Transit Management of Alexandria, Inc.                        Virginia
Transit Management of Charlotte, Inc.                         North Carolina
Transit Management of Connecticut, Inc.                       Connecticut
Transit Management of Decatur, Inc.                           Illinois
Transit Management of Durham, Inc.                            North Carolina
Transit Management of Great Falls, Inc.                       Montana
Transit Management of Nashua, Inc.                            New Hampshire
Transit Management of Racine, Inc.                            Wisconsin
Transit Management of Richland, Inc.                          Ohio
Transit Management of St. Joseph, Inc.                        Missouri
Transit Management of Spartanburg, Inc.                       South Carolina
Transit Management of Tucson, Inc.                            Arizona
Transit Management of Tyler, Inc.                             Texas
Transit Management of Washoe, Inc.                            Nevada
Transit Management of Waukesha, Inc.                          Wisconsin
Truck Transerv, Inc.                                          Delaware
Unilink Contract Hire Limited                                 England
UniRyder Limited                                              England
United Contract Hire Limited                                  England
Westside Corporate Center, Inc.                               Florida


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(1)    Ontario, Canada: D/B/A VEHICLE NETWORK SALES

(2) Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Indiana, Iowa, Maryland, Massachusetts, New Jersey, New York, Pennsylvania, Tennessee, Texas, Virginia, Washington: D/B/A RYDER/MLS

(3) California, Delaware, Iowa, North Dakota, North Carolina, Virginia, Texas, Utah: D/B/A TRIANGLE SERVICES CORPORATION

(4) Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Michigan, Missouri, Nebraska, Nevada, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Texas, Utah, Virginia and Washington: D/B/A LOGICORP.

       Florida:  d/b/a UniRyder

(5)    Ohio and Texas: D/B/A RYDER CLAIMS SERVICES CORPORATION

                               Page 3 of 4 Pages

(6) California, Colorado, Connecticut, Illinois, Minnesota, Missouri, Montana and New Jersey: D/B/A RYDER TRANSPORTATION

       California:  D/B/A RYDER

       Colorado:  D/B/A GRAND CONNECTION

       Massachusetts:  D/B/A DEPALMA TRANSPORTATION SALES

       Minnesota:  D/B/A KARE KABS

       New York:  D/B/A RYDER STUDENT TRANSPORTATION

       Rhode Island:  D/B/A RYDER STUDENT TRANSPORTATION SALES

(7) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: D/B/A RYDER TRANSPORTATION SERVICES

       Maryland and Virginia:  D/B/A RYDER/JACOBS

       Michigan:  D/B/A ATLAS TRUCKING, INC.

       Michigan:  D/B/A RYDER ATLAS OF WESTERN MICHIGAN

(8)    French Name: Location de Camions Ryder du Canada Ltee.

       Canadian Provinces:  Ryder Integrated Logistics

                               Page 4 of 4 Pages